                                                                     EXHIBIT 4.2

                            RAINING DATA CORPORATION

                       NOTE AND WARRANT PURCHASE AGREEMENT

        THIS NOTE AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made as of November 30, 2000, by and between RAINING DATA CORPORATION, a Delaware corporation, formerly Omnis Technology Corporation (the "Company"), and ASTORIA CAPITAL PARTNERS, L.P., a California limited partnership ("Astoria").

        WHEREAS, the Company, Raining Merger Sub, Inc., a Delaware corporation (a subsidiary of the Company), PickAx, Inc., a Delaware corporation, and Gilbert Figueroa as the named stockholder of PickAx, Inc. propose to enter in a business combination in exchange for the Common Stock of the Company (the "Merger") pursuant to an Agreement and Plan of Merger dated August 23, 2000 (the "Merger Agreement").

        WHEREAS, as a condition of the Merger, Astoria has agreed to forgive and cancel its note receivable from PickAx, Inc. pursuant to the terms and conditions hereof, effective as of the Closing of the Merger.

        NOW, THEREFORE, the parties hereby agree as follows:

        1. THE NOTE AND WARRANT.

        1.1 THE NOTE AND WARRANT. In connection with the Merger, Astoria hereby irrevocably agrees to forgive and cancel the 10% Senior Convertible Note from PickAx, Inc. dated March 16, 2000 in the principal amount of $17,300,000, together with all interest or other liabilities thereon (the "PickAx Note"), in consideration of the issuance of (a) a promissory note of the Company in the principal amount of eighteen million five hundred twenty-five thousand four hundred sixteen dollars and sixty-seven cents ($18,525,416.67), bearing interest at Eight Percent (8%) per annum compounded annually, executed and delivered concurrently herewith in the form attached hereto as Exhibit A (the "Note") and
(b) a warrant to purchase 500,000 shares of Common Stock of the Company at $7.00 per share in the form attached hereto as Exhibit B (the "Warrant").

        In connection with the cancellation and forgiveness of the PickAx Note hereunder, Astoria acknowledges and agrees that effective as of the Note Closing (as hereinafter defined) (i) the PickAx Note and all related obligations and liabilities are and shall be fully cancelled and forgiven and deemed fully and forever released and discharged as to all persons or entities, automatically and without any further act; (ii) all security interests and liens and any other related rights which PickAx, Inc. or any affiliate thereof has granted to Astoria with regard to the PickAx Note shall be cancelled and released and discharged, automatically and without any further act; and (iii) to the extent any UCC-1 financing statements evidencing any such security interest were filed, Astoria shall promptly file UCC termination statements in the relevant jurisdictions evidencing release and shall provide the Company with true copies of such filings.

Astoria further will promptly execute and deliver such other agreements and instruments in form and substance satisfactory to the Company, as the Company may reasonably request to further evidence and effect cancellation and forgiveness and discharge and release of the PickAx Note and the release and discharge of the security interests and liens granted to Astoria pursuant to the PickAx Note and any other agreement executed and delivered in connection therewith.

        1.2 CLOSINGS. The purchase and sale of the Note and Warrant (the "Note Closing") will take place concurrently with the Closing of the Merger at the offices of PickAx, Inc. at 1691 Browning, Irvine, California 92606 at Closing Date (as defined in the Merger Agreement).

        2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Astoria as of the Note Closing that:

        2.1 ORGANIZATION, STANDING AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as contemplated to be conducted (the "Business"). The Company is duly qualified and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Effect (as defined herein). For purposes hereof, the term "Material Adverse Effect" means any material adverse change in, or material adverse effect on, the business, prospects, assets, results of operations, value or condition (financial or otherwise) of the Company, its subsidiaries and/or the Business (individually or taken as a whole), or any event or circumstance which would likely prevent, hinder or materially delay the consummation of any of the transactions contemplated by this Agreement or the Note.

        2.2 AUTHORITY AND ENFORCEABILITY. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Note and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Note and the Warrant (the "Loan Agreements") and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. The Loan Agreements have been duly executed and have been delivered by the Company and, assuming the Loan Agreements constitute valid and binding agreements of the other parties hereto and thereto, the Loan Agreements constitute legal, valid and binding agreements and obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.



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        2.3 OMNIS SEC REPORTS. To the best of the knowledge of the Company, the
Form 10-KSB/A of the Company for the period ended March 31, 2000, the Form 10-QSB of the Company for the period ended June 30, 2000 and the definitive Proxy Statement of the Company in connection with the Merger ("Proxy Statement"), in each case as filed with the Securities and Exchange Commission ("SEC") pursuant to the Exchange Act (the "Omnis SEC Reports"), complied at the time they were filed in all material respects with applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder; and none of such Omnis SEC Reports, as of their respective filing dates (as amended through the date hereof), contained or, with respect to Omnis SEC Reports filed after the date hereof and on or prior to the Closing, will contain any untrue statement of a material fact or omitted or, with respect to such Omnis SEC Reports filed after the date hereof and on or prior to the Closing, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, subject in all respects to all disclaimers and qualifications set forth in each of such Omnis SEC Reports; provided, however, that the foregoing representations and warranties of the Company shall not apply to and are not made with respect to any information included or incorporated by reference into the Proxy Statement or any statements in the Proxy Statement which are based in whole or in material part on such information that (a) has been provided by PickAx or Astoria or any representative or agent thereof, (b) describes the assets, capitalization, management, business or business prospects of PickAx or Astoria, or (c) describes the assets, capitalization, management, business or business prospects following consummation of the Merger of (i) the Company, (ii) PickAx or any PickAx subsidiaries or (ii) the Company and PickAx and/or any PickAx subsidiaries on a consolidated basis, including, but not limited to, any consolidated and/or pro forma financial information.

        2.4 NO MATERIAL ADVERSE CHANGES. Except as specifically contemplated by this Agreement, after August 10, 2000 (the date of the latest filing of Omnis SEC Reports) through the date of the Agreement there has not been any change or event having a material adverse effect on the Company (with the exception of (i) the Merger and the transactions and events contemplated by the Merger Agreement and related documents, (b) the termination of employment of certain employees of the Company in connection with or in contemplation of the Merger and (c) facts or conditions relating exclusively to political or economic matters of general applicability that will adversely affect comparable entities generally).

        3. REPRESENTATIONS AND WARRANTIES OF ASTORIA. Astoria hereby represents and warrants to the Company as of the Closing that:

        3.1 AUTHORIZATION. Astoria has full power and authority to enter into the Loan Agreements and the Loan Agreements constitute valid and legally binding agreement and obligations of Astoria, enforceable in accordance with their respective terms.



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

        3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Note, the Warrant and the Common Stock of the Company issuable upon exercise of the Warrant (collectively, the "Securities") are being acquired by Astoria for investment for its own account, and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Astoria has no present intention of selling, granting any participation in, or otherwise distributing the same. Astoria does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Securities to such person or to any third person. Astoria has not been organized for the purpose of acquiring the Securities.

        3.3 DISCLOSURE OF INFORMATION. Astoria understands that any loan to the Company or investment in the Securities involves substantial risks. Astoria has been given the opportunity to make a thorough investigation of the business and activities of the Company. Astoria further has been afforded the opportunity to obtain any additional information deemed necessary by Astoria to verify the accuracy of any representations made or information conveyed to Astoria. Astoria has had an opportunity to ask questions of and receive answers from the Company or its officers concerning the Company and the terms and conditions of the offering and sale of the Securities.

        3.4 INVESTMENT EXPERIENCE. Astoria by reason of its business and financial experience has such knowledge, sophistication and experience in financial and business matters and in making investment and lending decisions of this type that it is capable of (i) evaluating the merits and risks of an investment in the Securities and making an informed investment decision, (ii) protecting its own interests and (iii) bearing the economic risk of such investment, including the complete loss thereof.

        3.5 ACCREDITED INVESTOR. Astoria is an "accredited investor" within the meaning of Rule 501(a) of Regulation D of the Securities Act of 1933 ("Securities Act"), as presently in effect (excerpts of the definition of "accredited investor" are attached as Exhibit C hereto).

        3.6 RESTRICTED SECURITIES. Astoria understands that the Securities have not been registered under the Securities Act or state securities laws and will be issued by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws that depends upon, among other matters, the bona fide nature of the investment intent and the accuracy of Astoria's representations as expressed in this Agreement. Astoria further understands that except as provided in the Warrant, the Company shall have no obligation to register the Securities under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws (except as set forth in the Warrant). Astoria hereby acknowledges that because of the restrictions on transfer or assignment of the Securities Astoria may have to bear the economic risk of the investment commitment in the Securities for an indefinite period of time.



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

        3.7 FURTHER LIMITATIONS ON DISPOSITION. In addition to the limitations on transfer or assignment of the Warrant and shares of Common Stock issuable upon exercise of the Warrant as described in the Warrant, Astoria will observe and comply with the Securities Act and the rules and regulations promulgated thereunder, as now in effect and as from time to time amended, and any applicable state securities laws in connection with any offer, sale, pledge, transfer or other disposition of the Securities. In furtherance of the foregoing and without limiting any other representations and warranties in this Agreement, Astoria will not offer to sell, exchange, transfer, pledge, or otherwise dispose of any of the Securities unless at such time at least one of the following is satisfied:

                (a) There is then in effect a Registration Statement under the Securities Act as filed with the United States Securities and Exchange Commission covering such proposed disposition; and such disposition is made in accordance with such Registration Statement;

                (b) Such transaction shall be permitted pursuant to the provisions of SEC Rule 144;

                (c) (i) Astoria shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, Astoria shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company and its counsel, that such disposition will not require registration of such shares under the Securities Act or registration or qualification under any applicable state securities laws; or

                (d) An authorized representative of the SEC shall have rendered written advice to Astoria (sought by Astoria or counsel to Astoria, with a copy thereof and of all other related communications delivered to the Company) to the effect that the SEC would take no action with respect to the proposed sale, transfer or other disposition if consummated; and such proposed sale, transfer or other disposition did not violate any applicable state securities laws.

        3.8 LEGENDS.

                (a)The certificates evidencing the Securities or any substitute therefor may bear one or more of the following legends or their substantial equivalent:

                        (i) "THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR WITH ANY STATE SECURITIES COMMISSIONER AND,



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

ACCORDINGLY, MAY NOT BE SOLD OR TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR UNLESS EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION ARE AVAILABLE."

                        (ii) Any legend required by the laws of the State of California, including but not limited to any legend required by the California Department of Corporations or the applicable provisions of the California Corporations Code, or any other applicable state; and such additional legends as determined by the Company in its reasonable discretion.

                (b)The certificates evidencing the Common Stock issuable upon exercise of the Warrant or any substitute therefor may also bear the following legend or its substantial equivalent:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CERTAIN RIGHTS, LIMITATIONS, RESTRICTIONS, REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH IN A NOTE AND WARRANT PURCHASE AGREEMENT AND WARRANT, EACH DATED AS OF NOVEMBER 30, 2000, BY AND BETWEEN THE ISSUER OF SUCH SECURITIES AND THE REGISTERED HOLDER OF THIS CERTIFICATE (OR SUCH HOLDER'S PREDECESSOR-IN-INTEREST). COPIES OF SUCH AGREEMENTS ARE ON FILE AND MAY BE INSPECTED BY THE REGISTERED HOLDER OF THIS CERTIFICATE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER."

                (c) The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions.

        4. CONDITIONS TO NOTE CLOSING.

        4.1 CONDITIONS OF ASTORIA'S OBLIGATIONS AT CLOSING. The obligations of Astoria at the Note Closing are subject to the fulfillment, on or prior to the date of Note Closing, of each of the following conditions, any of which may be waived in whole or in part by Astoria in writing:

                (a) The representations and warranties made by the Company in
Section 2 shall be true and correct when made, and shall be true and correct on the date of the Note Closing with the same force and effect as if they had been made on and as of the same date.

                (b) The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the date of the Note Closing.



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                (c) Except for the notices required or permitted to be filed after the date of the Note Closing pursuant to applicable federal and state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note and the Warrant.

                (d) At the Note Closing, the sale and issuance by the Company, and the purchase by Astoria, of the Note and the Warrant shall be legally permitted by all laws and regulations to which Astoria or the Company are subject.

                (e) The Company shall have delivered the executed Note and Warrant to Astoria.

                (f) The transactions contemplated by the Merger Agreement shall have been consummated at the Closing.

                (g) There shall have been no material adverse change in the business, condition assets, liabilities, operations, financial performance or prospects of the Company since the date of this Agreement, other than (i) the Merger and the transactions and events contemplated by the Merger Agreement and related documents, (ii) the termination of employment of certain employees of the Company in connection with or in contemplation of the Merger and (iii) facts or conditions relating exclusively to political or economic matters of general applicability that will adversely affect comparable entities generally.

        4.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Note and the Warrant at the Note Closing or otherwise engage in the contemplated transactions is subject to the fulfillment to the Company's satisfaction on or prior to the date of the Note Closing of the following conditions, any of which may be waived in whole or in part by the
Company:

                (a) The representations and warranties made by Astoria in
Section 3 shall be true and correct when made, and shall be true and correct on the date of the Note Closing with the same force and effect as if they had been made on and as of the same date.

                (b) Except for any notices required or permitted to be filed after the date of the Note Closing pursuant to applicable federal or state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

                (c) At the Note Closing, the sale and issuance by the Company, and the purchase by Astoria, of its Note, the Warrant and the Common Stock issuable upon exercise of the Warrant shall be legally permitted by all laws and regulations to which Astoria or the Company are subject.



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

                (d) Astoria shall have delivered the original PickAx Note marked "Cancelled" together with such other documents or instruments that the Company may reasonably request to evidence the cancellation and forgiveness of such debt together with any liens or security interests on or related to property or assets of PickAx, Inc. or its subsidiaries arising in connection therewith.

                (e) The transactions contemplated by the Merger Agreement shall have been consummated at the Closing.

        5. MISCELLANEOUS.

        5.1 GOVERNING LAW. The Loan Agreements shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of laws principles.

        5.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Astoria and the Closing of the transactions contemplated hereby.

        5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein and subject to any restrictions on transfer hereunder or under applicable securities laws, the provisions hereof shall inure to the benefit of and be binding upon each of the parties; the directors, officers, stockholders, employees, agents, successors and assigns of the Company; and the partners, owners, officers, employees, agents, successors and assigns of Astoria. This Agreement shall also inure to the benefit of PickAx, Inc. and its successors and assigns.

        5.4 ENTIRE AGREEMENT. The Loan Agreements constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof. Any prior or contemporaneous agreements, representations or warranties not expressly set forth in any of the Loan Agreements are superseded and of no force or effect. The Loan Agreements may be modified or amended or waived only by an instrument in writing executed by both of the parties.

        5.5 NOTICES, ETC. All notices or other communications hereunder or under the Note or Warrant shall be in writing and shall be delivered prepaid (a) by personal delivery, (b) by a nationally recognized overnight courier service, or
(c) by United States first class registered or certified mail return receipt requested; and the date of delivery shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) five (5) business days following dispatch by overnight delivery service or the United States Mail. Such notices shall be addressed to each party at their respective addresses as set forth on the signature page of this Agreement; or such other address or provided by notice to the other party as herein provided.



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        5.6 SEVERABILITY OF THIS AGREEMENT. If any provision of any of the Loan
Agreements shall be judicially determined to be invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any manner be affected or impaired and shall remain in full force and effect.

        5.7 INTERPRETATION. Sections and section headings contained in the Loan Agreements are for reference purposes only, and shall not affect in any manner the meaning of interpretation of any of the Loan Agreements. Whenever the context requires, references to the singular shall include the plural and the plural the singular and any gender shall include any other gender. The parties acknowledge that each party has reviewed the Loan Agreements, and no provision of any of the Loan Agreements shall be interpreted for or against any party because such party or its representative drafted such provision.

        5.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

        5.9 EXPENSES. Regardless of whether the Note Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. In addition, if the Closing is effected, the Company shall, within 30 days after the Closing, reimburse the reasonable fees of one special counsel for Astoria, not to exceed $10,000 in the aggregate, and shall, upon receipt of a bill therefor, reimburse the out-of-pocket expense of such counsel.



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

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

                                            COMPANY:

                                            RAINING DATA CORPORATION,
                                            a Delaware corporation F/K/A


                                            OMNIS TECHNOLOGY CORPORATION,
                                            a Delaware corporation

                                            By: /s/ Geoffrey Wagner
                                               ---------------------------------
                                            Name: Geoffrey Wagner
                                            Title: Secretary

                                            Address:  981 Industrial Way
                                                      San Carlos, California
                                                      94070-4117



                                            ASTORIA:

                                            ASTORIA CAPITAL PARTNERS, L.P., a
                                            California Limited Partnership

                                            By: Astoria Capital Management, Inc.
                                            Its General Partner


                                            By: /s/ Richard Koe
                                               ---------------------------------
                                               Richard Koe
                                               President, Astoria Capital
                                               Management, Inc.

                                            Address:  6600 92nd Avenue S.W.
                                                      Suite 370
                                                      Portland Oregon 97223



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

                                    EXHIBIT A

                             SECURED PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR WITH ANY STATE SECURITIES COMMISSIONER AND, ACCORDINGLY, MAY NOT BE SOLD OR TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR UNLESS EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION ARE AVAILABLE.


                            RAINING DATA CORPORATION
                             SECURED PROMISSORY NOTE

$18,525,416.67                                                 November 30, 2000
                                                          San Carlos, California


        1. PRINCIPAL AND INTEREST.

        Raining Data Corporation, a Delaware corporation, formerly Omnis Technology Corporation (the "Company"), for value received, hereby promises to pay to the order of Astoria Capital Partners, L.P. (the "Holder") the amount of eighteen million five hundred twenty-five thousand four hundred sixteen dollars and sixty-seven cents ($18,525,416.67) ("Principal") plus accrued interest in lawful money of the United States or as otherwise hereinafter set forth. This Secured Promissory Note (the "Note") is being issued pursuant to that certain Note and Warrant Purchase Agreement between the parties of even date herewith ("Agreement").

        This Note shall bear interest at the rate of Eight Percent (8%) per annum on the Principal compounded annually from the date of issuance of this Note until paid in full. Payment of Principal and interest under this Note shall be due (the "Maturity Date") on the earlier of (i) the second (2nd) anniversary of the date of issuance hereof or (ii) the closing of any public or private offering of shares of Common Stock or preferred stock by the Company as issuer ("Offering"), as herein further provided; unless there is an Event of Default (as defined in Section 2 hereof) in which case such payment shall be accelerated.

        Upon payment in full of the Principal hereof and accrued interest hereunder, this Note shall be cancelled and shall be surrendered to the Company.



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

        The Principal and interest on this Note shall be payable to the Holder hereof at such address as the Holder shall from time to time designate by written notice to the Company pursuant to the Agreement.

        2. REPAYMENT IN EVENT OF OFFERING.

        In the event of an Offering, Fifty Percent (50%) of the net cash proceeds of the Offering received by the Company or any subsidiary thereof shall be paid by the Company against accrued and unpaid interest and Principal hereunder as of the closing of such Offering. For these purposes an "Offering" shall not include the proposed offering of stock or securities of the Company in the amount of approximately $10 Million or a comparable transaction following or as of the closing of the merger transaction of the Company, Raining Merger Sub, Inc. and PickAx, Inc. pursuant to that certain Plan and Agreement of Merger dated as of August 23, 2000, which offering shall not require any payment of Principal or accrued interest hereunder. "Net cash proceeds" for these purposes shall be determined after deduction for all underwriting discounts, commissions, taxes and other reasonable and customary expenses of the Offering.

        3. SECURITY FOR THE NOTE.

                (a) GRANT OF SECURITY INTEREST. The Company hereby grants to the Holder a security interest in the property described in Section 3(c) below (collectively, the "Collateral") to secure payment of the Principal and all accrued interest thereon under this Note (collectively the "Debt") and performance by the Company of all of the Company's covenants, liabilities, undertakings and obligations to the Holder hereunder, or under the Agreement, in each case whether absolute or contingent.

                (b) UCC-1 FINANCING STATEMENTS. Concurrently with the execution of this Note, the Company shall (1) execute and deliver to Holder UCC-1 Financing Statements ("UCC-1 Financing Statements") in favor of the Holder covering the Collateral in form and substance reasonably satisfactory to Holder. In addition, at Holder's request from time to time after delivery of the Financing Statement, the Company will execute and deliver to Holder such other documents as Holder may reasonably request to perfect and/or maintain perfection of Holder's security interest in the Collateral.

                (c) COLLATERAL. The Collateral shall consist of all tangible and intangible property of the Company (and all of the Company's right, title and interest therein and thereto), whether now owned by the Company or acquired by the Company after the date hereof at any time, including, but not limited to, goods, inventories, machinery, equipment, fixtures, documents, patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, customer lists, contract rights, instruments, financial assets, books, records, files, licenses of patents and technology, computer programs in source or object code, general intangibles, goodwill, chattel paper,



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

accounts receivable and accounts, including all cash and non-cash proceeds of all such property, the products and increase of all such property, and all additions to and replacements of all such property. For purposes hereof, the term "proceeds" includes whatever is receivable or received by the Company when Collateral is sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto. The Company hereby represents and warrants to the Holder that the Company is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Company acquires rights in such Collateral, will be the owner thereof) and such Collateral is free and clear of all liens and encumbrances, except for any liens and encumbrances that arise by operation of law (such as mechanic's or materialmen's liens) and that do not secure any past-due amount owing by the Company or except as set forth on
Schedule 3(c) attached hereto and made a part hereof.

                (d) WAIVER BY THE COMPANY. To the maximum extent permitted by law, the Company hereby waives (i) any right to require the Holder to pursue any particular remedy against the Company or any other person; (ii) any right to the benefit of, or to direct the application of, any Collateral until the Debt shall have been paid and performed in full; and (iii) any right of subrogation to the Holder until the Debt shall have been paid and performed in full.

                (e) REMEDIES. Upon the occurrence of any Event of Default under this Note, the Holder may, in addition to all rights and remedies available to the Holder hereunder or under the California Commercial Code, do any one or more of the following: (i) foreclose or otherwise enforce the Holder's respective security interest in any manner permitted by law or provided for in this Agreement; (ii) recover from the Company all costs and expenses, including without limitation reasonable attorneys' fees and costs, incurred or paid by the Holder in exercising any right, power or remedy provided by this Agreement or by law; (iii) require the Company to assemble the Collateral and make it available to the Holder at the Company's facilities; (iv) enter onto property where any Collateral is located and take and maintain possession thereof and remove the Collateral therefrom with or without judicial process; (v) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any commercially reasonable manner and to the extent the Holder deem appropriate; and (vi) declare all or any of the Debt to be immediately due and payable (and upon which declaration the Debt shall be so due and payable. If a sufficient sum is not realized from the disposition of Collateral to pay the Debt then outstanding, the Company shall be liable for and agrees to pay any deficiency.

                (f) CUMULATIVE RIGHTS. The rights, powers and remedies of the Holder hereunder shall be in addition to all rights, powers and remedies given to the Holder by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Holder's security interest in the Collateral.

        4. RIGHT TO APPROVE CERTAIN TRANSACTIONS. Holder shall have the right to approve any acquisition by the Company of the stock or other securities or assets of any corporation or other person or entity for total consideration in excess of One Million Dollars ($1,000,000) ("Acquisition"). This right of approval shall terminate upon the full payment and satisfaction of this Note. The Company shall provide written notice to Holder at least thirty (30) days prior to the entering into any legally binding agreement by the Company for any such Acquisition; and such notice shall contain all material terms of the Acquisition. The Holder in each case shall advise the Company in writing of its approval or disapproval of the Acquisition within thirty (30) days after receipt of such notice; and any failure of Holder to respond within said 30-day period shall be deemed approval of the subject Acquisition. For these purposes "Acquisition" shall not include any intellectual property licenses or any leases of the Company or any affiliate in the ordinary course of business.

        5. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

                (a) Failure to pay timely any amounts due under this Note, provided that (i) the Company shall have ten (10) days from the date of written notice from the Holder of a failure to pay timely an amount due hereunder, and
(ii) if the claimed breach is fully cured by the Company within such 10-day cure period, no Event of Default shall have occurred as a result of such breach;

                (b) Any representation or warranty of the Company herein or in the Agreement shall be untrue or incorrect as of the date when made in any material respect, when considered together with the other such representations and warranties made by the Company and in light of the circumstances under which they were made; or

                (c)(i) The commencement of a voluntary petition in bankruptcy or the filing of a petition to have the Company declared bankrupt or insolvent or the filing of any other petition of reorganization, arrangement or similar relief by or for the Company under any applicable law regarding insolvency or relief for debtors, unless such proceeding is vacated, discharged, or stayed or bonded pending appeal within 60 days from the commencement thereof ; (ii) the making by the Company of a general assignment for the benefit of creditors or any similar undertaking; (iii) the appointment of a receiver, trustee or similar officer for the business or property of the Company, which appointment is not vacated, discharged, or stayed or bonded pending appeal within 60 days from such appointment; or (iv) the admission by the Company in writing of its inability to pay its debts generally as such debts become due.

                (d) Separate from the defaults specifically covered by subparagraphs (a) through (c) above, the Company fails to perform any other term, covenant, condition or provision contained in this Note or the Agreement and such failure continues for thirty (30) days; provided that such thirty (30) day period shall not apply in the case of any failure to observe any such term, covenant, condition or provision which is not capable of being cured at all or within such thirty (30) day period or which has been the subject of a prior failure within the prior six (6) month period. With respect to any default covered by this subparagraph (d), the thirty (30) day period provided for in this subparagraph (d) shall commence on the earlier to occur of (i) written notice of default being given to the Company by Holder, and (ii) a responsible officer of the Company obtaining actual knowledge of such default.

        6. REMEDIES.

                (a) Upon the occurrence of an Event of Default, the full Principal amount of this Note and all accrued and unpaid interest shall automatically be accelerated and become due and payable immediately without notice of any kind or nature whatsoever.

                (b) In addition, upon the occurrence of an Event of Default, the Holder shall have all other rights and remedies provided under this Note or under any applicable law. All rights and remedies granted to Holder hereunder or under any applicable law are cumulative, not exclusive, and enforceable, in Holder's sole discretion, alternatively, successfully or concurrently on any one or more occasions.

        7. PREPAYMENT. Notwithstanding any contrary provision hereof, the Company shall have the right at any time and from time to time, to prepay the Principal in whole or in part plus accrued interest thereon to date of payment without penalty. Any prepayment shall be applied first to accrued and unpaid interest and only then to Principal.

        8. BINDING EFFECT. Except as otherwise expressly provided herein and subject to any restrictions on transfer under applicable securities laws, the provisions hereof shall inure to the benefit of and be binding upon each of the parties; the directors, officers, stockholders, employees, agents, successors and assigns of the Company; and the partners, owners, officers, employees, agents, successors and assigns of the Holders.

        9. TRANSFER OF THIS NOTE. With respect to any proposed offer, sale, transfer or other disposition of this Note, the Holder will give written notice to the Company prior thereto and shall otherwise comply with the terms and conditions of the Agreement and this Note.

        10. NOTICES. Any notice or other communication or payment required or permitted hereunder shall made pursuant to the notice provisions set forth in the Agreement.

        11. GOVERNING LAW.This Note is being delivered in and shall be construed in accordance with the laws of the State of California, without regard to conflicts of laws principles.

        12. ENTIRE AGREEMENT. This Note and the Agreement, together with the Common Stock Warrant to be issued pursuant to the Agreement, constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof. Any prior or contemporaneous agreements, representations or warranties not expressly set forth in this Note or the Agreement are superseded and of no force or effect. This Note may be modified or amended or waived only by an instrument in writing executed by both of the parties.

        13. SEVERABILITY. If any provision of this Note shall be judicially determined to be invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any manner be affected or impaired and shall remain in full force and effect.

        14. INTERPRETATION. Sections and section headings contained in this Note are for reference purposes only, and shall not affect in any manner the meaning of interpretation of this Note. Whenever the context requires, references to the singular shall include the plural and the plural the singular and any gender shall include any other gender. The parties acknowledge that each party has reviewed this Note, and no provision of this Note shall be interpreted for or against any party because such party or its representative drafted such provision.

        15. COLLECTION COSTS. The Company promises to pay any and all costs of collection, including reasonable attorneys' fees, incurred in the collection of this Note following an Event of Default, or in the enforcement or protection of the rights and interests of the Holder under this Note, including, without limitation, the enforcement or protection of the security interests granted under this Note.

        16. WAIVER BY THE COMPANY. The Company hereby waives demand, notice, presentment, protest and notice of dishonor with respect to the enforcement of this Note in accordance with its express terms.

        IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.



                                            COMPANY:

                                            RAINING DATA CORPORATION,
                                            a Delaware corporation



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            Address:  981 Industrial Way
                                                      San Carlos, California
                                                      94070-4117

                                    EXHIBIT B

                          COMMON STOCK PURCHASE WARRANT

THIS WARRANT AND THE CAPITAL STOCK ISSUABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE CAPITAL STOCK ISSUABLE HEREUNDER HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR WITH ANY STATE SECURITIES COMMISSIONER AND, ACCORDINGLY, MAY NOT BE SOLD OR TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR UNLESS EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION ARE AVAILABLE.

                            RAINING DATA CORPORATION
                          COMMON STOCK PURCHASE WARRANT


500,000 Shares of Common Stock                                 November 30, 2000
                                                          San Carlos, California


        Reference is hereby made to that certain Note and Warrant Purchase Agreement (the "Purchase Agreement") by and between Raining Data Corporation., a Delaware corporation, formerly Omnis Technology Corporation (the "Company") and Astoria Capital Partners, L.P., a California limited partnership ("Astoria"), the terms of which are incorporated by this reference. The term "Holder" shall initially refer to Astoria, which is the initial holder of this Warrant and shall further refer to any subsequent permitted holder of this Warrant from time to time.

        The Company hereby certifies that, for value received, Holder is entitled to purchase from the Company, on or before the Expiration Date (as defined below), up to Five Hundred Thousand (500,000) duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company, $0.10 par value (the "Stock") under the terms and conditions set forth herein. Capitalized terms used and not otherwise defined in this Common Stock Purchase Warrant (this "Warrant") shall have the respective meanings assigned to them in the Purchase Agreement as the same may be supplemented, modified, amended, renewed or restated from time to time.

Section 1. Price and Exercise of Warrant.

        1.1 Term of Warrant. This Warrant shall be exercisable for a period of five (5) years after the date hereof (the expiration date for this Warrant is hereinafter referred to as the "Expiration Date").

        1.2 Warrant Price. The price per share at which the shares of Stock are issuable upon exercise of this Warrant (the "Warrant Shares") shall be Seven Dollars ($7.00) per share (the "Warrant Price") as adjusted hereunder.

        1.3 Exercise of Warrant.

                (a) This Warrant may be exercised, in whole or in part, upon surrender to the Company at its then principal offices in the United States of the certificate or certificates evidencing this Warrant to be exercised, together with the form of election to exercise attached hereto as Exhibit A duly completed and executed, and upon payment to the Company of the aggregate Warrant Price for the number of Warrant Shares in respect of which this Warrant is then being exercised.

                (b) Payment of the aggregate Warrant Price may be made (i) in cash or by cashier's or bank check or (ii) if the Stock is at the time traded on any national securities exchange or in any United States interdealer quotation system, by making a Cashless Exercise (as defined herein). Upon a "Cashless Exercise" the Holder shall receive Stock on a net basis such that, without the payment of any funds, the Holder shall surrender this Warrant in exchange for the number of shares of Stock equal to the product of (i) the number of shares of Stock as to which this Warrant is being exercised, multiplied by (ii) a fraction, the numerator of which is the per share closing price of such Stock as of the close of trading on the last trading day prior to the date of the Cashless Exercise (or, if no such closing price is reported for such day, the mean between the closing bid and the closing asked prices on the principal national securities exchange or in the principal United States interdealer quotation system on which the Stock is traded)("Trading Price") less the then Warrant Price, and the denominator of which is said Trading Price.

                (c) Subject to Section 2 hereof, upon surrender of this Warrant, and the duly completed and executed form of election to exercise, and payment of the Warrant Price in cash or pursuant to the Cashless Exercise, the Company shall cause to be issued and delivered to the Holder or such other person as the Holder may designate in writing hereunder a certificate or certificates for the number of full shares of Stock so purchased upon the exercise of this Warrant. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of this Warrant, and the duly completed and executed form of election to exercise, and payment of the Warrant Price; provided however, that if, the date of surrender of this Warrant and payment of the Warrant Price is not a business day, the certificates for the Warrant Shares shall be issued as of the next business day (whether before or after the Expiration Date), and, until such date, the Company shall be under no duty to cause to be delivered any certificate for such Warrant Shares or for shares of such other class of stock.

        1.4 Fractional Interests. The Company shall not be required to issue fractions of shares of Stock on the exercise of this Warrant. If any fraction of a share of Stock would be issuable upon the exercise of this Warrant (or any portion thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the last reported closing price of the Stock on the NASDAQ National Market System or any other national securities exchange or market on which the Stock is then listed or traded, and if not so listed or traded, at the then fair market value of a single share of Stock as determined in good faith by the Board of Directors of the Company, which determination shall be binding and conclusive.

Section 2. Exchange and Transfer of Warrant and Warrant Shares.

                (a) This Warrant and the Warrant Shares have not been registered under any securities laws and shall be subject to the rights, restrictions, limitations, representations, warranties and covenants set forth in the Purchase Agreement at all times. In connection therewith this Warrant hereby does bear and any stock certificates issued pursuant to the exercise of this Warrant or any substitute therefor shall bear the legends described in the Purchase Agreement.

                (b) This Warrant may be transferred, in whole or in part, without restriction, subject to receipt of an opinion from Morrison & Foerster LLP or any other law firm satisfactory to the Company that such transfer will not require registration or qualification under applicable securities laws (or such registration or qualification has been effected) and as otherwise provided in the Purchase Agreement. A transfer may be registered with the Company by submission to it of this Warrant, together with the annexed Assignment Form attached hereto as Exhibit B duly completed and executed. After the receipt by the Company of this Warrant and the Assignment Form so completed and executed and after compliance with all conditions hereunder, the Company will issue and deliver to the transferee a new warrant (representing the portion of this Warrant so transferred) at the same Warrant Price per share and otherwise having the same terms and provisions as this Warrant, which the Company will register in the new holder's name. In the event of a partial transfer of this Warrant, the Company shall concurrently issue and deliver to the transferring holder a new warrant that entitles the transferring holder to purchase the balance of this Warrant not so transferred and that otherwise is upon the same terms and conditions as this Warrant. Upon the due delivery of this Warrant for transfer, the transferee holder shall be deemed for all purposes to have become the holder of the portion of this Warrant so transferred, effective immediately prior to the close of business on the date of such delivery, irrespective of the date of actual delivery of the new warrant representing this Warrant so transferred.

                (c) In the event of the loss, theft or destruction of this Warrant, the Company shall execute and deliver an identical new warrant to the Holder in substitution therefor upon the Company's receipt of (i) evidence reasonably satisfactory to the Company of such event and (ii) if requested by the Company, an indemnity agreement reasonably satisfactory in form and substance to the Company. In the event of the mutilation of or other damage to this Warrant, the Company shall execute and deliver an identical new warrant to the Holder in substitution therefor upon the Company's receipt of the mutilated or damaged warrant.

                (d) The Company shall pay all costs and expenses incurred in connection with the exercise, exchange, transfer or replacement of this Warrant, including, without limitation, the costs of preparation, execution and delivery of a new warrant and of stock certificates representing all Warrant Shares for which the Warrant is being exercised; provided, that the Holder shall pay all taxes payable in connection with the exercise or transfer or replacement of this Warrant and any transfer or disposition of the Warrant Shares.

Section 3. Certain Covenants. The Company covenants that during the period this Warrant is exercisable in accordance with its terms, the Company will (i) reserve from its authorized and unissued Stock, a sufficient number of shares to provide for the issuance of Stock upon exercise of this Warrant or (ii) if at any time the number of authorized but unissued shares of Stock shall not be sufficient to effect the exercise of this Warrant in full, in addition to such other remedies as shall be available to the Holder, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Stock to such number of shares as shall be sufficient for such purposes; subject to applicable securities laws and the limitations set forth in the Purchase Agreement. The Company will not, by amendment of its Certificate of Incorporation or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.

Section 4. Adjustment of Warrant Price and Number of Warrant Shares.

        The Warrant Price per share and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as hereinafter provided.

                (a) In case the Company shall after the date hereof (i) pay a dividend or make a distribution on its Stock in shares of its Stock, (ii) engage in a stock split or reverse stock split or combination of its outstanding Stock, or (iii) issue any shares by reclassification of its Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) without receipt of consideration, the Warrant Price for the Shares in effect at the time of such event shall be proportionally adjusted as herein provided so that the Holder, upon exercise of this Warrant after such date, shall be entitled to receive the aggregate number and kind of shares of Stock which, if this Warrant had been exercised immediately prior to such transaction date, it would have owned upon such exercise and been entitled to receive upon such dividend, distribution, stock split or reverse stock split, combination or reclassification.

                (b) Whenever the Warrant Price payable upon exercise of this Warrant is adjusted pursuant to Section 4(a) hereof, the number of Warrant Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares issuable upon exercise of this Warrant immediately before the event that caused the adjustment by the Warrant Price in effect as of the date of this Warrant and dividing the product so obtained by the Warrant Price, as adjusted.

                (c) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 0.75% in such price; provided however that any such adjustments not required to be made in this Subsection shall be carried forward and taken into account in any subsequent adjustment. For these purposes all calculations under this Section 4 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

                (d) Whenever the Warrant Price and number of Warrant Shares is adjusted hereunder, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Warrant Price and adjusted number of shares issuable upon exercise of this Warrant to be mailed to the Holder. The certificate setting forth the computation shall be signed by the Chief Financial Officer of the Company.

                (e) In the event that at any time, as a result of any adjustment made pursuant to the foregoing Section 4(a), the holder of this Warrant thereafter shall become entitled to receive any shares of the capital stock of the Company, other than Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Stock contained in Section 4(a). Subject to the foregoing exception, no adjustment shall be made hereunder for (i) any dividend or distribution or other transaction by the Company in any class of its preferred stock; or (ii) any changes occurring on account of the issuance of capital stock of the Company at any time upon the exercise of any stock options, rights or warrants or upon the conversion of any convertible securities or debt (whether existence on or after the date of this Warrant) or other issuance of capital stock of the Company in a private or public offering for consideration.

                (f) In the event that during the Term hereof the Company shall issue additional shares of its Common Stock for a consideration per share ("Issue Price") less than the then applicable Warrant Price as adjusted hereunder, then and in each such case the then existing Warrant Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Warrant Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined below) by the Company for the total number of additional shares of Common Stock so issued would purchase at such Warrant Price and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of additional shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding and (B) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities on the day immediately preceding the given date. For these purposes no adjustment shall be made for (i) any transaction otherwise governed by this Section 4 or by Section 5 hereunder; (ii) any dividend or distribution or other transaction by the Company in any class of its preferred stock; (iii) any issuance of capital stock of the Company at any time upon the exercise of any stock options, rights or warrants by any employee or independent contractor or other service provider, licensor, vendor or lender of the Company; or (iv) the Merger as defined in the Purchase Agreement. For the purpose of making any adjustment required under this Section 4(f), the consideration received by the Company for any issue or sale of Common Stock shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, and (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors.

Section 5. Consolidation, Merger or Sale of Assets.

        (a) In case of any consolidation of the Company with, or merger of the Company with or into any other entity (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Stock), or any sale or transfer of all or substantially all of the assets of the Company or of the entity formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, after the date hereof, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Stock is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) in the case of a consolidation, merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Stock failed to exercise its rights of election as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided however that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Stock held immediately prior to such consolidation, merger, sale or transfer by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section the kind and amount of securities, cash, and other property receivable upon such consolidation, merger, sale or transfer by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). For purposes of this
Section 5, "Affiliate" shall have the meaning given to such term in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended (the "1934 Act").

        (b) Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, the Company shall exercise its best efforts to have effective provisions made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this Section 5 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

Section 6. Registration Rights.

        (a) Piggyback Registration. If the Company proposes to register any of its securities at any time after the date hereof, the Company shall notify the Holder in writing at least thirty (30) days prior to filing any such registration statement under the Securities Act or 1933, as amended (the "Securities Act"), for purposes of effecting a public offering of securities of the Company (excluding registration statements relating to any employee benefit plan or a corporate reorganization, including securities issued by the Company in an acquisition transaction). The Holder shall have the right to include in such registration statement all or any part of the Holder's Warrant Shares or other securities into which the Warrant Shares have been or may be converted ("Registrable Securities"). If the Holder elects to include in any such registration statement all or any part of the Holder's Registrable Securities, then the Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities the Holder wishes to include in such registration statement. If the Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, the Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company on or before the date set forth above with respect to offerings of its securities, all upon the terms and conditions set forth herein.

        (b) Underwriting. If a registration statement under which the Company gives notice under this Section is for an underwritten offering, then the Company shall so advise the Holder. In such event, the right of the Holder to include its Registrable Securities in a registration pursuant to this Section shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Holder's Registrable Securities in the underwriting to the extent provided herein. The Holder shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to the Holder. The Holder may elect to withdraw from any offering by written notice to the Company and the underwriter, delivered at least twenty
(20) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

        (c) Expenses. All expenses incurred in connection with a registration pursuant to this Section (excluding underwriters' and brokers' discounts and commissions; and the fees and disbursements of special counsel for the Holder), including, without limitation all federal registration and qualification fees, "blue sky" registration and qualification fees for up to five (5) states, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company.

        (d) Indemnification. In the event any Registrable Securities are included in a registration statement pursuant hereto:

                (1) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless the Holder, the partners, officers and directors of the Holder, any underwriter (as defined in the Securities Act) for Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the l934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, "Violations" and, individually, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse the Holder, each partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of the Holder.

                (2) By the Holder. To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and the Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by the Holder under this Section in respect of any Violation shall not exceed the net proceeds received by the Holder in the registered offering out of which such Violation arises.

                (3) Notice. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

                (4) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and the Holder are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

        (e) "Market Stand-Off" Agreements.

                (i) Notwithstanding any contrary provision in the Purchase Agreement or this Warrant, the Holder agrees that such Holder shall not (A) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, this Warrant or any shares of Stock issuable under this Warrant or any securities convertible into or exercisable or exchangeable for this Warrant or such Stock, or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of this Warrant or such Stock or any securities convertible into or exercisable or exchangeable for this Warrant or such Stock, whether any such transaction is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Company during the period beginning on the Effective Date of this Warrant and ending on March 31, 2001.

                (ii) The Holder hereby further agrees that it shall not, to the extent Registrable Securities are not included in any registration statements and if requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Warrant Shares or securities into which they have been or may be converted (other than to donees or partners of the Holder who agree to be similarly bound and further subject to the prior written consent of the Company, which shall not be unreasonably withheld) for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act for a firm commitment underwritten offering of newly-issued common stock of the Company; provided, however, that all executive officers, directors and 1% shareholders of the Company then holding Common Stock of the Company enter into similar agreements. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Warrant Securities (and the Warrant Shares of every other person subject to the foregoing restriction) until the end of such period.

Section 7. Limitations on Rights and Obligations of the Warrant Holder. This Warrant shall not entitle the Holder to any voting rights or dividends or any other rights of a stockholder in the Company.

Section 8. Capital Transactions. Neither the grant of this Warrant nor the issuance of Warrant Shares nor any other provision of this Warrant shall in any manner limit or affect the right of the Company to adjust, reclassify, recapitalize, restructure, reorganize or otherwise change its capital or business structure or issue options or warrants or other rights to its securities or to merge, consolidate, dissolve, liquidate or sell or transfer or otherwise dispose of all or any part of its stock, business or assets at any time.

Section 9. Notices. Any notice or other communication or payment required or permitted hereunder shall made pursuant to the notice provisions set forth in the Purchase Agreement.

Section 10. Amendments and Waivers. This Warrant and any provision hereof may be modified, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such modification, waiver, discharge or termination is sought.

Section 11. Applicable Law. This Warrant is being delivered in and shall be construed in accordance with the laws of the State of California, without regard to conflicts of laws principles.

Section 12. Severability. If any provision of this Warrant shall be judicially determined to be invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any manner be affected or impaired and shall remain in full force and effect.

Section 13. Interpretation. Sections and section headings contained in this Warrant are for reference purposes only, and shall not affect in any manner the meaning of interpretation of this Warrant. Whenever the context requires, references to the singular shall include the plural and the plural the singular and any gender shall include any other gender. The parties acknowledge that each party has reviewed this Warrant, and no provision of this Warrant shall be interpreted for or against any party because such party or its representative drafted such provision.

Section 14. Successors and Assigns. Except as otherwise expressly provided herein and subject to any restrictions on transfer under applicable securities laws, the provisions hereof shall inure to the benefit of and be binding upon each of the parties; the successors and assigns of the Company; and the heirs, devisees, executors, administrators, representatives, successors and assigns of Holder.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on the day and year first above written.


                                            COMPANY:

                                            RAINING DATA CORPORATION,
                                            a Delaware corporation



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            Address: 981 Industrial Way
                                                     San Carlos, California
                                                     94070-4117

                                    EXHIBIT A


To:     RAINING DATA CORPORATION


                              ELECTION TO EXERCISE

        The undersigned hereby exercises its right to subscribe for and purchase from Raining Data Corporation ______________________ fully paid, validly issued and nonassessable shares of Common Stock covered by the within Warrant and tenders payment herewith in the amount of $___________ in accordance with and subject to the terms thereof, and requests that certificates for such shares be issued in the name of, and delivered to:


                      -----------------------
                      -----------------------
                      -----------------------

        The undersigned hereby reaffirms the representations, warranties and covenants set forth in Section 3 of the Note and Warrant Purchase Agreement by and between Raining Data Corporation., a Delaware corporation and Astoria Capital Partners, L.P., a California limited partnership, as of the date hereof.


Date:                                       [Holder]
      --------------------


                                            By
                                               ---------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT B


                                 ASSIGNMENT FORM


To:     Raining Data Corporation


        The undersigned hereby assigns and transfers this Warrant to

-------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (Print or type assignee's name, address and postal code)

and irrevocably appoints

--------------------------------------------------------------------------------
to transfer this Warrant on the books of the Company.

Date:                                       [Holder]
      --------------------


                                            By
                                               ---------------------------------
                                               Name:
                                               Title:

         (Sign exactly as your name appears on the face of this Warrant)

Signature guarantee:

                                    EXHIBIT C
                        DEFINITION OF ACCREDITED INVESTOR
           (as provided in Rule 501 under the Securities Act of 1933)

        (a) Accredited Investor. "Accredited Investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

               . . .

                (3) Any organization described in Section 501 (c) (3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

                (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

               . . .

                (8) Any entity in which all of the equity owners are accredited investors.